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                                                                    EXHIBIT 31.2

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
              PURSUANT TO EXCHANGE ACT RULE 13a-14(a) OR 15d-14(a)

      I, Bruce P. Koch, Vice President and Chief Financial Officer of Nabors Industries Ltd., certify that:

1. I have reviewed this annual report on Form 10-K/A of Nabors Industries Ltd.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2005
                                        /s/ Bruce P. Koch
                                        ----------------------------------------
                                        Bruce P. Koch
                                        Vice President and Chief Financial
                                        Officer (Principal Financial and
                                        Accounting Officer)